UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) April 2, 2010

GT SOLAR INTERNATIONAL, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	001-34133 (Commission File Number)	03-0606749 (IRS Employer Identification No.)

243 Daniel Webster Highway

Merrimack, New Hampshire 03054

(Address of Principal Executive Offices, including Zip Code)

(603) 883-5200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On February 9, 2010, the Board of Directors of GT Solar International, Inc. (the “Company”) approved a form of indemnification agreement (the “indemnification agreement”) for non-employee directors of the Company.  The Company entered into the indemnification agreement with each of the non-employee directors effective April 2, 2010.  Pursuant to the terms of the indemnification agreement, the Company agreed to indemnify and hold harmless to the full extent authorized by the General Corporation Law of the State of Delaware any non-employee director who is made a party or is threatened to be made a party to or is involved in any actual or threatened action, suit, arbitration, alternate dispute resolution mechanism or proceeding, whether civil, criminal, administrative or investigative, by reason of his service as a director of the Company or his service at the request of the Company as a director or officer of another corporation, as a partner or officer of a partnership, as a member or officer of a limited liability company, as a principal or officer of a joint venture, as a trustee or officer of a trust or in any comparable capacity in any other enterprise.  The indemnification agreement also provides for advancement of expenses in connection with such proceedings.  Any indemnification shall be made only as authorized upon a determination that indemnification is proper in the circumstances because the non-employee director has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware.

The indemnification agreement is subject to certain limitations contained in the indemnification agreement.  Indemnification is generally not available under a non-employee director’s indemnification agreement in connection with any proceedings initiated by that non-employee director.  No amendment, alteration or repeal of the indemnification agreement or of any provision thereof shall limit or restrict any right of the non-employee director under the indemnification agreement in respect of any action taken or omitted by such non-employee director in his capacity as a director prior to such amendment, alteration or repeal.   To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of expenses than would be afforded currently under the Company’s Amended and Restated Certificate of Incorporation and the indemnification agreement, it is the intent of the parties that a non-employee director shall enjoy, under the indemnification agreement, the greater benefits afforded by such change.

To the fullest extent permissible under applicable law, if the indemnification provided for in the indemnification agreement is held by a court of competent jurisdiction to be unavailable to the non-employee director in whole or in part, the Company, in lieu of indemnifying the non-employee director, shall contribute to the amount incurred by the non-employee director, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for expenses, in connection with any claim relating to an indemnifiable event under the indemnification agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such proceeding, taking into account, among other things, contributions by other directors and officers of the Company or others pursuant to indemnification agreements or otherwise, subject to certain limitations contained in the indemnification agreement.

The form of indemnification agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.  The foregoing description of the material terms of the form of indemnification agreement is qualified in its entirety by reference to such exhibit.

Item 5.02 Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Annual Base Salary Increases

On April 14, 2010, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company approved increases in annual base salaries of certain of its named executive officers.  As a result, the base salary of David W. Keck, the Company’s Vice President and General Manager, Polysilicon, increased from $225,000 to $236,250; the base salary of Jeffrey J. Ford, the Company’s Vice President and General Manager, GT Solar Asia, increased from $195,000 to $310,500 and the base salary of John (Rick) Tattersfield, the Company’s Vice President Operations, increased from $250,000 to $255,000.  On April 16, 2010, the Compensation Committee increased the base salary of Thomas Gutierrez, the Company’s Chief Executive Officer, from $507,500 to $550,000.  The increases for Messrs. Gutierrez, Keck, Ford and Tattersfield are effective retroactively to April 4, 2010.

Executive Incentive Program for Fiscal 2011

On April 14, 2010, the Compensation Committee approved a new target bonus opportunity for Mr. Ford under the fiscal year 2011 executive incentive program (the “Fiscal 2011 EIP”).  The target bonus opportunity for Mr. Ford increased from 42.5% of base salary to 60% of base salary.  No changes were made to the target bonus opportunities for the other named executive officers.

In addition, the Compensation Committee approved a new structure for the Fiscal 2011 EIP.  The bonus payment for a participant will be determined in reference to the target bonus opportunity for such participant specified in a participation agreement between the participant and the Company, and will equal the sum of (i) a financial performance component based on operating income (weighted 50%), (ii) a financial performance component based on pro forma ending cash balance (defined as cash on the balance sheet after giving effect to adjustments to accounts payable to reflect revised terms with suppliers) (weighted 25%) and (iii) an individual performance objective component (“MBO”) (weighted 25%).  Each of these calculations will be independent of the other; provided that no bonus will be paid if we achieve operating income or pro forma ending cash balance that is less than 50% of our budgeted operating income or pro forma ending cash balance.  The portion of the bonus that is based on achievement of operating income and pro forma ending cash balance will be calculated as follows: the applicable payment increases linearly so that the participant will receive a 0% payment if we achieve 85% or less of budget, a 100% payment if we achieve 100% of budget and a 200% payment if we achieve 110% or more of budget.  The Compensation Committee reserves the right to adjust the formula for unplanned, board-approved events.  The portion of the bonus that is based on achievement of individual MBOs will be determined based on the board’s assessment of each participant’s performance as compared to their MBOs.  In no event shall a participant’s actual bonus payment exceed two times such participant’s target bonus opportunity.

Retention Bonus for John (Rick) Tattersfield

On April 14, 2010, the Compensation Committee approved a retention bonus for Mr. Tattersfield.  Mr. Tattersfield will receive a retention bonus of $127,500 upon the earlier of (i) the first payroll cycle occurring during April 2011 and (ii) his involuntary termination from employment other than for cause, in which event the retention bonus would be paid in monthly installments from the date of such termination through April 2011.

Special Payment to Jeffrey J. Ford

On March 4, 2010, the Company filed a Form 8-K reporting approval by the Compensation Committee of a special payment, not to exceed $200,000, to Mr. Ford, who resides in China, to permit Mr. Ford to pay all applicable taxes, interest and penalties in respect of the 2006, 2007 and 2008 tax years in connection with a correction of an administrative error relating to the reporting of Mr. Ford’s income to the relevant tax authorities.  In addition, the Compensation Committee authorized the Company to implement a process for reporting Mr. Ford’s income and the payment of applicable tax obligations for the 2009 tax year and thereafter.  The foregoing arrangements are intended to reimburse Mr. Ford for all tax obligations other than those for which he would otherwise have been responsible as a U.S.-resident employee.  On April 14, 2010, the Compensation Committee approved an increase of the limit of this special payment by $60,000, from $200,000 to $260,000, as the result of revised estimates of the total tax obligation.

On April 16, 2010, the Compensation Committee also approved the terms of Mr. Ford’s intended foreign assignment to Hong Kong, which include, in addition to his base salary and bonus (1) a housing allowance not to exceed $180,000 (2) a travel allowance of $10,000 and (3) tax equalization costs estimated to be $103,000.

Equity Ownership Requirements

On April 16, 2010, the Compensation Committee adopted a policy on equity ownership which will apply to the Chief Executive Officer, Chief Accounting Officer, and all direct reports to the Chief Executive Officer.  Under the policy, from and after the date of the next equity grant, such officers will be permitted to sell up to 50% of all equity vesting after such date pursuant to grants of equity received by such officers (or, in the case of options, be permitted to sell a number of shares equal to 50% of the shares covered by the vesting options) until the net value of vested shares held by such officer equals or exceeds the required multiple of such officer’s base salary. For officers other than the Chief Executive Officer, the required multiple shall be two. For the Chief Executive Officer, the multiple shall be four.  The determination of compliance with the policy shall be made by the Chief Financial Officer (and in the case of the Chief Financial Officer, by the Chief Executive Officer) using an appropriate methodology to be reasonably determined by the Chief Financial Officer.  Any exceptions due to hardship shall be subject to approval by the Compensation Committee.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Indemnification Agreement for Non-Employee Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GT SOLAR INTERNATIONAL, INC.

/s/ Hoil Kim
Date: April 20, 2010	By:	Hoil Kim
	Its:	Vice President, Chief Administrative Officer, General Counsel and Secretary